AMENDMENT
                                       TO
                  INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT
                                    BETWEEN
                           JNL INVESTORS SERIES TRUST
                                      AND
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC

     This Amendment is made as of July 15, 2009, between JNL Investors Series Trust, a Massachusetts business trust ("Trust") and Jackson National Asset Management, LLC, a Michigan limited liability company ("Adviser").

     WHEREAS, the Trust and the Adviser are parties to an Investment Advisory and Management Agreement dated November 1, 2005 ("Agreement"), whereby the Adviser agreed to perform certain investment advisory services, on behalf of the investment Funds listed on Schedule A of the Agreement.

     WHEREAS, the Trust and the Adviser are currently in compliance and will remain in compliance with their respective obligations under Rule 38a-1 under the Investment Company Act of 1940, as amended relating to the Trust and Rule 206(4)-7 under the Investment Advisers Act of 1940, as amended relating to the Adviser.

     WHEREAS, pursuant to the liquidation of certain Funds from the Trust, the following Funds need to be removed from the Agreement:

               Jackson Perspective Core Equity Fund
               Jackson Perspective Large Cap Value Fund
               Jackson Perspective Mid Cap Value Fund
               Jackson Perspective Small Cap Value Fund
               Jackson Perspective Asia Pacific ex-Japan Bond Fund Jackson Perspective Asia ex-Japan Fund
               Jackson Perspective Asia ex-Japan Infrastructure Fund Jackson Perspective China-India Fund
               Jackson Perspective Emerging Asia ex-Japan Fund Jackson Perspective Japan Fund
               Jackson Perspective Asian Pacific Real Estate Fund Jackson Perspective European 30 Fund
               Jackson Perspective Pacific Rim 30 Fund
               Jackson Perspective Global Basics Fund
               Jackson Perspective Global Leaders Fund
               Jackson Perspective Pan European Fund

     NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the Fund and the Adviser agree as follows:

1. Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated July 15, 2009, attached hereto.

2. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated July 15, 2009, attached hereto.

     This Amendment may be executed in two or more counterparts which together shall constitute one document.

JNL INVESTORS SERIES TRUST             JACKSON NATIONAL ASSET
MANAGEMENT, LLC

By:    /s/ Susan S. Rhee               By:    /s/ Mark D. Nerud
Name:  Susan S. Rhee                   Name:  Mark D. Nerud
Title: Vice President, Counsel         Title:     President
       & Secretary

                                   SCHEDULE A
                                   ----------
                              DATED JULY 15, 2009
                                    (Funds)

                           Jackson Perspective 5 Fund
                        Jackson Perspective Index 5 Fund
                     Jackson Perspective Money Market Fund
                      Jackson Perspective Optimized 5 Fund
                        Jackson Perspective S&P 4 Fund
                       Jackson Perspective 10 x 10 Fund
                     Jackson Perspective Total Return Fund
                          Jackson Perspective VIP Fund
                             JNL Money Market Fund


                                   SCHEDULE B
                                   ----------
                              DATED JULY 15, 2009

FUND                             ASSETS                    ADVISORY FEE
----                             ------                    ------------
                                                   (Annual Rate Based on Average
                                                     Net Assets of each Fund)

Jackson Perspective 5 Fund     $0 to $50 million                 0.65%
                               $50 to $100 million               0.65%
                               $100 to $250 million              0.65%
                               $250 million to $750 million      0.60%
                               Over $750 million                 0.60%

Jackson Perspective            $0 to $50 million                 0.65%
Index 5 Fund                   $50 to $100 million               0.65%
                               $100 to $250 million              0.65%
                               $250 million to $750 million      0.60%
                               Over $750 million                 0.60%

Jackson Perspective            $0 to $500 million                0.40%
Money Market Fund              Over $500 million                 0.35%

Jackson Perspective            $0 to $50 million                 0.65%
Optimized 5 Fund               $50 to $100 million               0.65%
                               $100 to $250 million              0.65%
                               $250 million to $750 million      0.60%
                               Over $750 million                 0.60%

Jackson Perspective S&P 4 Fund $0 to $500 million                0.80%
                               Over $500 million                 0.75%

Jackson Perspective            All Assets                        0%
10 x 10 Fund

Jackson Perspective            $0 to $500 million                0.65%
Total Return Fund              Over $500 million                 0.60%

Jackson Perspective VIP Fund   $0 to $250 million                0.65%
                               Over $250 million                 0.60%

JNL Money Market Fund          $0 to $750 million                0.20%
                               Over $750 million                 0.18%